                           SCHEDULE 14(A) INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [_] Preliminary Proxy Statement

  [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))

  [X] Definitive Proxy Statement

  [_] Definitive Additional Materials

  [_] Soliciting material pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               ORACLE CORPORATION
                  ------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  ------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

  [X] No fee required

  [_] $125 per Exchange Act Rule O-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a) of
      Schedule 14A.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
      11.

   (1) Title of each class of securities to which transaction applies:
     ----------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:
     ----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ----------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:
     ----------------------------------------------------------------------

   (5) Total fee paid:
     ----------------------------------------------------------------------

  [_] Fee paid previously by written preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount previously paid: ______________________________________________

   (2) Form Schedule or Registration Statement No.: _________________________

   (3) Filing party: ________________________________________________________

   (4) Date filed: __________________________________________________________

                          [ORACLE LOGO APPEARS HERE]

                              500 ORACLE PARKWAY
                        REDWOOD CITY, CALIFORNIA 94065

September 3, 1998
To our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of Oracle Corporation (the "Company"). The Annual Meeting will be held on Monday, October 19, 1998, at 1:30 p.m., in the Grand Ballroom of the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood City, California.

  The actions expected to be taken at the Annual Meeting are described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

  Included with the Proxy Statement is a copy of the Company's Annual Report on Form 10-K for fiscal year 1998. We encourage you to read the Form 10-K. It includes information on the Company's operations, markets, products and services, as well as the Company's audited financial statements.

  Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE. See Voting Via the Internet or By Telephone in the Proxy Statement for more details. Please note that there are separate Internet and telephone voting arrangements depending upon whether shares are registered in your name or in the name of a bank or broker. Returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

  We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Lawrence J. Ellison

                                                   LAWRENCE J. ELLISON
                                             Chairman of the Board and Chief
                                                    Executive Officer

                          [ORACLE LOGO APPEARS HERE]

                              500 ORACLE PARKWAY
                        REDWOOD CITY, CALIFORNIA 94065

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

  The Annual Meeting of Stockholders of the Company will be held on Monday, October 19, 1998, at 1:30 p.m., in the Grand Ballroom of the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood City, California, for the following purposes:

  1. To elect a Board of Directors to serve for the ensuing year.

  2. To approve the adoption of the Company's Executive Officers 1999 Bonus
     Plan.

  3. To approve an amendment to the Company's 1991 Long-Term Equity Incentive Plan increasing the number of shares of the Company's Common Stock reserved for issuance thereunder by 50,000,000 shares.

  4. To approve an amendment to the Company's Employee Stock Purchase Plan
     (1992) increasing the number of shares of the Company's Common Stock reserved for issuance thereunder by 30,000,000 shares.

  5. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the current fiscal year.

  6. To transact any other business that may properly come before the meeting.

  Stockholders of record at the close of business on August 21, 1998 will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

                               By Order of the Board of Directors,

                               /s/ Daniel Cooperman

                               DANIEL COOPERMAN
                               Senior Vice President, General Counsel
                                 & Secretary

Redwood City, California
September 3, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE.

                                PROXY STATEMENT

                               SEPTEMBER 3, 1998

  The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Oracle Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"). The Annual Meeting will be held on Monday October 19, 1998, at
1:30 p.m., in the Grand Ballroom of the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood City, California. All holders of record of Common Stock, par value $0.01 per share (the "Common Stock"), on August 21, 1998, the record date, will be entitled to vote at the Annual Meeting. At the close of business on the record date, the Company had 971,850,052 shares of Common Stock outstanding and entitled to vote. A majority, 485,925,027, of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. This Proxy Statement, the accompanying proxy, and the Company's Annual Report on Form 10-K were first mailed to stockholders on or about September 3, 1998. The Company's Annual Report on Form 10-K contains the information required by Rule 14a-3 of the Rules of the Securities and Exchange Commission (the "SEC").

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

  Stockholders are entitled to one vote for each share of Common Stock held. Shares of Common Stock may not be voted cumulatively.

  Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it either before the meeting at which the matter voted by proxy is acted upon or at the meeting before the vote on the matter. A proxy may be revoked by a later proxy that is signed by the person who signed the earlier proxy and presented at the meeting or by attendance at the meeting and voting in person.

  The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of the Company by personal interview, telephone, or facsimile. No additional compensation will be paid for such solicitation. The Company also has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. CIC will receive a fee for such services of approximately $12,500, plus reasonable out-of-pocket expenses, which will be paid by the Company. The Company will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  At the Annual Meeting, the stockholders will elect directors to hold office until the next annual meeting of stockholders and until successors have been duly elected and qualified or until any such director's earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the eight nominees recommended by the Board of Directors, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxyholder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

DIRECTORS

  The following incumbent directors are being nominated for re-election to the
Board: Lawrence J. Ellison, Donald L. Lucas, Michael J. Boskin, Raymond J. Lane, Jeffrey O. Henley, Jack F. Kemp, Jeffrey Berg and Richard A. McGinn.

REQUIRED VOTE

  Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee's total.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
             FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

  MR. ELLISON, 54, has been Chief Executive Officer and a director of the Company since he co-founded the Company in May 1977, and was President of the Company until June 1996. Mr. Ellison has been Chairman of the Board since June 1995 and was Chairman of the Board from April 1990 until September 1992. Mr. Ellison is Co-Chairman of California's Council on Information Technology and is also a director of Apple Computer, Inc. and SuperGen, Inc.

  MR. LUCAS, 68, has been a director of the Company since March 1980. He has been Chairman of the Executive Committee since 1986 and Chairman of the Finance and Audit Committee since 1987. Mr. Lucas has been a member of the Committee on Compensation and Management Development (the "Compensation Committee") since 1989 and a member of the Nominating Committee since December 1996. He was Chairman of the Board from October 1980 through March 1990. He has been a venture capitalist since 1960. He also serves as a director of Cadence Design Systems, Inc., Coulter Pharmaceutical, Inc., Macromedia, Inc., Transcend Services, Inc. and Tricord Systems, Inc.

  DR. BOSKIN, 52, has been a director of the Company since May 1994. He has been a member of the Finance and Audit Committee and the Nominating Committee since July 1994 and a member of the Compensation Committee since July 1995. He was appointed Chairman of the Compensation Committee by the Board in July 1997. Dr. Boskin has been a professor of economics at Stanford University since 1971 and is Chief Executive Officer and President of Boskin & Co., Inc., a consulting firm. He was Chairman of the President's Council of Economic Advisers from February 1989 until January 1993. Dr. Boskin also serves as a director of Exxon Corporation, First Health Group, Inc., and Airtouch Communications, Inc.

  MR. LANE, 51, has been President and Chief Operating Officer of the Company since July 1996. Mr. Lane served as Executive Vice President and President of Worldwide Operations from October 1993 to June 1996, and has been a director of the Company since June 1995. He served as a Senior Vice President of the Company and President of Oracle USA from June 1992 to September 1993. Before joining Oracle, Mr. Lane was a Senior Vice President and Managing Partner of the Worldwide Information Services Group at Booz-Allen & Hamilton from July 1986 to May 1992. He served on the Booz-Allen & Hamilton Executive Committee from April 1987 to May 1992, and on its Board of Directors from April 1991 to May 1992. Mr. Lane is also a member of the Board of Trustees of Carnegie-Mellon University.

  MR. HENLEY, 53, has been Executive Vice President and Chief Financial Officer of the Company since March 1991 and has been a director since June 1995. Before joining Oracle, he served as Executive Vice President and Chief Financial Officer of Pacific Holding Company, a privately-held company with diversified interests in manufacturing and real estate, from August 1986 to February 1991.

  MR. KEMP, 63, has served as a director of the Company since February 1997 and previously served as a director of the Company from February 1995 until September 1996. Mr. Kemp has been Co-Director of Empower America from 1993 to the present. Mr. Kemp was the Secretary of Housing and Urban Development from February 1989 until January 1992. Mr. Kemp also serves as a director of American Bankers Insurance Group, Inc., Carson, Inc., Everen Capital Corporation, and The Sports Authority, Inc.

  MR. BERG, 51, has been a director of the Company since March 1997. He has been a member of the Finance and Audit Committee since April 1997. Mr. Berg has been an agent in the entertainment industry for over 25 years and the Chairman and Chief Executive Officer of International Creative Management, Inc., a talent agency for the entertainment industry, since 1985. Mr. Berg is also a director of Excite, Inc. He served as Co-Chair of the California Information Technology Council and was President of the Executive Board of the College of Letters and Sciences at the University of California at Berkeley.

  MR. MCGINN, 51, has been a director of the Company since March 1997. Mr. McGinn has served as the Chairman of the Board of Lucent Technologies, Inc., since February 1998 and has been its Chief Executive Officer since October 1997. He has been President since February 1996, and was Chief Operating Officer from February 1996 to October 1997. Lucent Technologies previously was the communications and technology subsidiary of AT&T that was spun off in April 1996. Mr. McGinn served as Executive Vice President of AT&T and Chief Executive Officer of AT&T Network Systems from October 1994 to April 1996. He served as President and Chief Operating Officer of AT&T Network Systems from August 1993 to October 1994 and as a Senior Vice President from August 1992 to August 1993. Mr. McGinn also serves as a director of the American Express Company.

DIRECTOR COMPENSATION

  The Company currently pays Messrs. Kemp, Berg and McGinn an annual retainer of $30,000 each. Dr. Boskin currently is paid an annual retainer of $60,000 and Mr. Lucas currently is paid an annual retainer of $120,000 in connection with their additional board committee duties. Non-employee members of the Board also receive directors' fees of (1) $1,500 for each regularly scheduled Board meeting attended, (2) $3,000 for each meeting of the Finance and Audit Committee attended, and (3) $2,000 per day for each special meeting or committee meeting attended. Non-employee members of the Board also participate in the Company's 1993 Directors' Stock Option Plan, which provides for the following grants of options to purchase Common Stock of the Company to non-employee members of the Board: options to purchase 50,000 shares of Common Stock as of the date an individual becomes a non-employee director; options to purchase 18,000 shares of Common Stock on May 31st of each year provided such director has served on the Board for at least six months; and in lieu of the latter option grant, options to purchase 40,000 shares of Common Stock on May 31st of each year to the director (or directors) who serves as chairman of either the Executive Committee or the Finance and Audit Committee (or both), provided such director has served in such capacity for at least one year and options to purchase 25,000 shares of Common Stock on May 31st of each year to the director who serves as chairman of the Compensation Committee, provided such director has served as a member of such committee for at least one year. Messrs. Ellison, Lane and Henley are employees of the Company and are not separately compensated as directors of the Company.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

  The Board of Directors met four times at regularly scheduled meetings and twice at special meetings during fiscal year 1998. During that same period, the Board acted two times by unanimous written consent. Standing committees of the Board currently include, among others, an Executive Committee, a Finance and Audit Committee, a Committee on Compensation and Management Development (the "Compensation Committee") and a Nominating Committee. Each incumbent director has attended at least 75% of all Board meetings and applicable committee meetings.

  Messrs. Ellison, Lucas and Henley are presently the members of the Executive Committee. The Executive Committee did not meet during fiscal year 1998, and during that same period acted nine times by unanimous written consent. Unless otherwise determined by the Board, the Executive Committee is generally vested with all the powers of the Board of Directors, except that the Executive Committee cannot take action beyond certain financial limits, liquidate the Company, sell all or substantially all of the Company's assets, merge the Company with another company where the Company is not the surviving entity, or take any other action not permitted to be delegated to a committee under Delaware law or the Company's Bylaws.

  Messrs. Lucas and Berg and Dr. Boskin are presently the members of the Finance and Audit Committee. The Finance and Audit Committee met four times during fiscal year 1998. The function of the Finance and Audit

Committee is to review financial and auditing issues of the Company, including the Company's choice of independent public accounting firms, and to make recommendations to the Board of Directors.

  Dr. Boskin and Mr. Lucas are presently the members of the Compensation Committee. The Compensation Committee met five times during fiscal year 1998, and during that same period acted twenty-nine times by unanimous written consent. The function of the Compensation Committee is to review and set the compensation of the Company's Chief Executive Officer and certain of its most highly compensated officers, including salary, bonuses and other incentive plans, stock options and other forms of compensation, to administer the Company's stock plans and approve stock option awards and to oversee the career development of senior management.

  Dr. Boskin and Mr. Lucas are presently the members of the Nominating Committee. The Nominating Committee met once during fiscal year 1998. The function of the Nominating Committee is to recommend qualified candidates for election as officers and directors of the Company. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing the candidate's name, biographical data and qualifications.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information, as of August 21, 1998, with respect to the beneficial ownership of the Company's Common Stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all current executive officers and directors as a group.

                                                                         PERCENT
                                                  AMOUNT AND NATURE OF     OF
      NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP(1)  CLASS
      ------------------------------------       ----------------------- -------
Lawrence J. Ellison(2)
500 Oracle Parkway, Redwood City, CA 94065......       228,306,692        23.3%
Raymond J. Lane(3)..............................         3,109,869           *
Jeffrey O. Henley(4)............................         2,225,214           *
Donald L. Lucas(5)..............................           200,001           *
Michael J. Boskin(6)............................           123,609           *
Robert W. Shaw(7)...............................           121,875           *
Barry M. Ariko(8)...............................           106,509           *
Jack Kemp(9)....................................            38,733           *
Jeffrey Berg(10)................................            18,750           *
Richard A. McGinn(11)...........................            18,750           *
All current executive officers and directors
 as a group (14 persons)(12)....................       234,896,406        23.8%

--------
*Less than 1%

 (1) Unless otherwise indicated below, each person listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.

 (2) Includes 7,848,375 shares subject to currently exercisable options or options exercisable within 60 days.

 (3) Includes 3,091,193 shares subject to currently exercisable options or options exercisable within 60 days.

 (4) Includes 2,220,313 shares subject to currently exercisable options or options exercisable within 60 days.

 (5) Includes 15,000 shares owned of record by Mr. Lucas or his successor trustee under a trust agreement for the benefit of Mr. Lucas and his wife. Includes 187,501 shares subject to currently exercisable options or options exercisable within 60 days.

 (6) Includes 123,609 shares subject to currently exercisable options or options exercisable within 60 days.

 (7) Includes 121,875 shares subject to currently exercisable options or options exercisable within 60 days.

 (8) Includes 103,125 shares subject to currently exercisable options or options exercisable within 60 days.

 (9) Includes 18,750 shares subject to currently exercisable options or options exercisable within 60 days.

(10) Includes 18,750 shares subject to currently exercisable options or options exercisable within 60 days.

(11) Includes 18,750 shares subject to currently exercisable options or options exercisable within 60 days.

(12) Includes all shares described in notes (2)-(11) above and 549,156 additional shares subject to currently exercisable options or options exercisable within 60 days.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table provides certain summary information concerning compensation paid by the Company to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of May 31, 1998) (hereinafter referred to as the "named executive officers") for the fiscal years ended May 31, 1998, 1997, and 1996.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                                          ANNUAL COMPENSATION        AWARDS
                                       -------------------------- OPTIONS/SARS
     NAME AND PRINCIPAL POSITION       YEAR SALARY ($) BONUS ($)     (#)(1)
     ---------------------------       ---- ---------- ---------- ------------
Lawrence J. Ellison................... 1998 $  999,987 $  530,000          0
 Chairman and                          1997 $  999,985 $1,850,000  2,400,000
 Chief Executive Officer               1996 $1,000,007 $1,330,875  1,050,000
Raymond J. Lane....................... 1998 $  974,991 $  206,250          0
 President and Chief                   1997 $  883,334 $1,395,000  4,125,000
 Operating Officer                     1996 $  700,008 $  825,119    525,000
Robert W. Shaw(2)..................... 1998 $  555,600 $  335,826     75,000
 Executive Vice President,             1997 $  525,600 $  495,540    375,000
 Worldwide Consulting Services and
 Vertical Markets                      1996 $  405,600 $  430,000    262,500
Barry M. Ariko(2)..................... 1998 $  508,485 $  360,725    575,000
 Executive Vice President,             1997 $  435,600 $  429,875          0
 Canada and Latin America              1996 $  345,600 $  328,474    202,500
Jeffrey O. Henley..................... 1998 $  645,000 $  113,437          0
 Executive Vice President              1997 $  591,666 $  852,000    825,000
 and Chief Financial Officer           1996 $  499,292 $  588,656    525,000

--------
(1) All figures in this column reflect options to purchase common stock and adjustments, to the extent applicable, for two 3-for-2 stock splits effective April 16, 1996 and August 15, 1997, respectively.

(2) Messrs. Shaw and Ariko are no longer employees of the Company.

STOCK OPTIONS

  The following table sets forth information concerning the grant of stock options to each of the named executive officers in fiscal year 1998:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS
                         --------------------------------------
                                        PERCENT OF               POTENTIAL REALIZABLE VALUE AT
                                          TOTAL                     ASSUMED ANNUAL RATES OF
                          NUMBER OF    OPTIONS/SARS                 STOCK PRICE APPRECIATION
                          SECURITIES    GRANTED TO                      FOR OPTION TERM
                          UNDERLYING   EMPLOYEES IN EXERCISE OR --------------------------------
                         OPTIONS/SARS  FISCAL YEAR  BASE PRICE  EXPIRATION
          NAME            GRANTED(1)       1998       ($/SH)       DATE      5%($)      10%($)
          ----           ------------  ------------ ----------- ---------- ---------- ----------
Lawrence J. Ellison.....         0            0       $    0            0  $        0 $        0
Raymond J. Lane.........         0            0       $    0            0  $        0 $        0
Robert W. Shaw..........    75,000(2)     .4243%      $34.71     07/11/07  $1,637,090 $4,148,707
Barry M. Ariko..........   187,500(3)     1.061%      $22.75     07/11/07  $2,541,058 $6,362,220
                           200,000(4)     1.131%      $19.94     01/23/08  $2,507,717 $6,355,048
Jeffrey O. Henley.......         0            0       $    0            0  $        0 $        0

--------
(1) Each option granted vests at the rate of 25% per annum. Options will become immediately exercisable if 50% of the voting stock of the Company is acquired in a transaction or series of transactions expressly disapproved by the Board. Each option was granted under the Company's 1991 Long-Term Equity Incentive Plan and has an exercise price equal to the fair market value of the Common Stock on the date of grant.

(2) Option granted on July 11, 1997.

(3) Option granted on July 11, 1997 but later repriced from $34.71 to $22.75 on December 12, 1997 in connection with the Company's stock repricing for non-executive officers and directors. Mr. Ariko did not become an executive officer of the Company until February 1998.

(4) Option granted on January 23, 1998.

  The following table sets forth information with respect to the named executive officers concerning exercises of options during fiscal year 1998 and unexercised options held as of the end of fiscal year 1998.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                        SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-THE-
                                                       OPTIONS/SARS AT FISCAL   MONEY OPTIONS/SARS AT FISCAL
                         SHARES ACQUIRED    VALUE           YEAR-END (#)                YEAR-END ($)
          NAME           ON EXERCISE (#) REALIZED ($) EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
          ----           --------------- ------------ ------------------------- ----------------------------
Lawrence J. Ellison.....           0      $        0     7,810,875/2,578,125      $129,935,611/$2,892,566
Raymond J. Lane.........     200,000      $6,819,180     2,997,443/3,482,813      $ 24,006,255/$1,446,287
Robert W. Shaw..........     133,122      $2,924,463       131,252/  512,811      $     39,083/$  824,711
Barry M. Ariko..........      23,343      $  627,932       164,532/  488,750      $  1,277,299/$1,310,785
Jeffrey O. Henley.......     250,000      $8,386,085     2,201,563/1,007,813      $ 29,105,348/$1,446,287

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee currently consists of Dr. Boskin and Mr. Lucas. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 1998. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

        REPORT OF COMMITTEE ON COMPENSATION AND MANAGEMENT DEVELOPMENT
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

 Membership and Role of the Committee on Compensation and Management
Development

  The Committee on Compensation and Management Development (the "Compensation Committee") consists of the following non-employee members of the Company's Board of Directors: Michael J. Boskin and Donald L. Lucas.

  The Compensation Committee reviews and determines the Company's executive compensation objectives and policies, administers the Company's stock plans and grants stock options and monitors and oversees the career development of management personnel. The Board of Directors recently expanded the charter of the Compensation Committee to include overseeing management career development and accordingly changed the Compensation Committee's name. The Compensation Committee's purview was expanded, in part, to help the Company attract, develop and retain talented executive personnel in an extremely competitive market.

  Within the Silicon Valley, competition for executive talent is especially intense in the information technology industry. With this perspective, the Compensation Committee reviews and sets the compensation of the Company's Chief Executive Officer and the other members of the Company's executive management committee.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. The Company intends to qualify certain compensation paid to executive officers for deductibility under the Code, including Section 162(m). However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

 Executive Compensation Program

OBJECTIVES

  The objectives of the Company's executive compensation program are to:

  --Attract and retain highly talented and productive executives.

  --Provide incentives for superior performance by paying above-average compensation.

  --Align the interests of executive officers with the interests of the Company's stockholders by basing a significant portion of compensation upon the Company's performance.

COMPONENTS

  The Company's executive compensation program combines the following three components, in addition to the benefit plans offered to all employees: base salary; annual bonus; and long-term incentive compensation consisting of stock option grants.

  It is the Company's policy to set base salary levels, annual bonuses and long-term incentive compensation above an average of select corporations to which the Company compares its executive compensation. The

Company selects such corporations on the basis of a number of factors, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent compensation) and the availability of compensation information. The corporations against which the Company compares its compensation are not necessarily those included in the indices used to compare the stockholder return in the Stock Performance Chart. Further, the corporations selected for such comparison may vary from year to year based upon market conditions and changes in both the Company's and the corporations' businesses over time. The Company believes that above-average compensation levels are necessary to attract and retain high caliber executives necessary for the successful conduct of the Company's business.

  Each component of the Company's executive compensation program serves a specific purpose in meeting the Company's objectives. The components of the Company's executive compensation program are described below, except for any limitations arising from certain provisions of employment agreements that the Company enters into upon hiring an executive.

  Base salary. The Compensation Committee annually reviews the salaries of the Company's executives. When setting base salary levels, in a manner consistent with the objectives outlined above, the Committee considers competitive market conditions for executive compensation, Company performance and individual performance.

  The measures of individual performance considered in setting fiscal year 1998 salaries included, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors such as the Company's historical and recent financial performance in the principal area of responsibility of the officer (including such measures as gross margin, net income, sales, customer count and market share), the individual's progress toward non-financial goals within his area of responsibility, individual performance, experience and level of responsibility and other contributions made to the Company's success. The Compensation Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual officers. As is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

  Annual bonus. The Company's cash bonus program seeks to motivate executives to work effectively to achieve the Company's financial performance objectives and to reward them when objectives are met. Fiscal year 1998 executive bonus payments for Messrs. Ellison, Lane, Henley and Roux were based upon earnings per share and revenue growth and decreased based on the Company's revenue growth changes in relation to the revenue growth of one or more of the Company's competitors designated by the Committee. The executive bonus payments for Messrs. Shaw and Ariko were based upon certain components of the Company's revenues, margins and marketshare as well as leadership.

  Long-term incentive compensation. The Company believes that option grants
(1) align executive interests with stockholder interests by creating a direct link between compensation and stockholder return, (2) give executives a significant, long-term interest in the Company's success and (3) help retain key executives in a competitive market for executive talent.

  The Company's 1990 Executive Officers Stock Option Plan and 1991 Long-Term Equity Incentive Plan authorize the Committee to grant stock options to executives. Option grants are made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether option grants are appropriate each year is based upon individual performance measures established for each individual. Options are not necessarily granted to each executive during each year. Generally, options granted to executive officers vest in equal annual installments over a period of four years and expire ten years from the date of grant.

  Benefits. The Company believes that it must offer a competitive benefit program to attract and retain key executives.

  During fiscal year 1998, the Company provided medical and other benefits to its executive officers that are generally available to the Company's other employees.

  Compensation of the Chief Executive Officer. The Chief Executive Officer's compensation plan includes the same elements and performance measures as the plans of the Company's other executive officers.

  Mr. Ellison's salary for fiscal year 1998, as compared to fiscal year 1997, effectively remained unchanged and his bonus for fiscal year 1998 decreased 71% compared to the previous fiscal year. The decrease in Mr. Ellison's bonus reflects the application of the fiscal year 1998 bonus plan, as adopted by the stockholders of the Company on October 13, 1997, to the Company's financial results for fiscal year 1998.

 Stock Option Repricing

  In December 1997, the Company reduced the exercise price of approximately 20% of the outstanding common stock options held by the Company's employees to the fair market value per share as of the date of the reduction in price. The Company repriced these employee stock options in an effort to retain employees at a time when a significant percentage of employee stock options had exercise prices that were above fair market value. The Company believes that stock options are a valuable tool in compensating and retaining employees. Executive officers and directors were excluded from this repricing.

  The Company has not repriced stock options in the past ten years, except as described above. The following table sets forth certain information concerning the repricing of the options of any executive officer during the last ten fiscal years:

                           TEN-YEAR OPTION REPRICING

                                     NUMBER OF
                                     SECURITIES MARKET PRICE EXERCISE           LENGTH OF ORIGINAL
                                     UNDERLYING OF STOCK AT  PRICE AT    NEW       OPTION TERM
                                      OPTIONS     TIME OF     TIME OF  EXERCISE REMAINING AT DATE
          NAME             DATE       REPRICED   REPRICING   REPRICING  PRICE      OF REPRICING
          ----           --------    ---------- ------------ --------- -------- ------------------
Barry M. Ariko.......... 12/12/97(1)  187,500      $22.75     $34.71    $22.75       9 years
                                                                                     7 months

--------
(1) Mr. Ariko was not an executive officer of the Company at the time of this repricing. He became an executive officer in February 1998 and terminated his employment with the Company in August 1998.

Submitted by: Michael J. Boskin
              Donald L. Lucas

STOCK PERFORMANCE CHART

  The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's 500 Index and the Hambrecht & Quist ("H&Q") Technology Index for the five fiscal years commencing May 31, 1993 and ending May 31, 1998, assuming an investment of $100 and the reinvestment of any dividends.

  The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                  Among Oracle Corporation, the S&P 500 Index and the Hambrecht & Quist Technology Index

                                     LOGO
                       [PERFORMANCE GRAPH APPEARS HERE]

                                        CUMULATIVE TOTAL RETURN
                           -------------------------------------------------
                           5/93     5/94     5/95     5/96     5/97     5/98
                           ----     ----     ----     ----     ----     ----
ORACLE CORPORATION.......  100      164      250      357      503      382
S & P 500 ...............  100      104      125      161      208      272
H & QUIST TECHNOLOGY ....  100      108      159      225      270      325

*$100 invested on 5/31/93 in Stock or Index-- including reinvestment of dividends.
  Fiscal year ending May 31.

TRANSACTIONS AND LEGAL ACTIONS INVOLVING MANAGEMENT

  From June 1, 1997 to the present, there have been no transactions between the Company and any executive officer, director, 5% beneficial owner of the Company's Common Stock, or member of the immediate family of the foregoing persons in which one of the foregoing individuals or entities had an interest of more than $60,000, except for the following:

  As previously announced, the Company develops and licenses software products which may be used with a computer manufactured by nCUBE, a manufacturer of massively-parallel supercomputers. Mr. Ellison owns a controlling interest in nCUBE. During fiscal year 1998, the Company purchased from nCUBE approximately $13,000 of computer equipment and maintenance and related services. Since the end of fiscal year 1998, the Company has placed an order for and plans to purchase an additional $565,000 in computer equipment from nCUBE. The Company has loaned nCUBE certain computer hardware (used primarily to facilitate communications between the Company and nCUBE and for development work requested by the Company) and nCUBE has loaned certain computer hardware to the Company. The Company has also entered into a reseller agreement with nCUBE entitling nCUBE to distribute certain software which the Company has a license to distribute.

  The Company also has recently entered into an agreement with MindQ LLC, a company in which Mr. Ellison owns a controlling interest, which allows the Company to resell some of MindQ LLC's existing software courses as well as certain additional software courses that will be developed by MindQ LLC at its cost.

  During fiscal year 1998, the Company leased two aircraft from Tentacle Corporation and Wing and a Prayer, Incorporated (formerly Joubini Aviation, Inc.), both of which are owned by Mr. Ellison. The aggregate amount paid to these entities for use of the aircraft in fiscal year 1998 was $472,980. The Company believes that the amounts paid for the use of the aircraft and the pilots are within the range charged by third-party commercial charter companies for similar model aircraft. The Company and Mr. Ellison are also negotiating an indemnity agreement pursuant to which Mr. Ellison would indemnify the Company up to $250,000,000 in the event that Joubini Aviation Inc.'s aviation insurance policy does not provide full coverage to the Company.

  The Company paid Barry M. Ariko, a former executive officer of the Company, $277,800 in connection with his termination of employment with the Company in August 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and NASDAQ. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received or written representations from Reporting Persons, the Company believes that with respect to the fiscal year ended May 31, 1998, all the Reporting Persons complied with all applicable filing requirements.

                                PROPOSAL NO. 2

              ADOPTION OF THE EXECUTIVE OFFICERS 1999 BONUS PLAN

  On July 13, 1998 and August 24, 1998, the Compensation Committee unanimously approved the adoption of the Executive Officers 1999 Bonus Plan (the "Bonus Plan"), and the Board directed that the Bonus Plan be submitted to the stockholders at the 1998 Annual Meeting. Targets set at the July 13, 1998 meeting and in the August 24, 1998 written consent for the applicable performance period shall be null and void and no payments pursuant thereto may be made if the Bonus Plan is not approved by the stockholders of the Company.

  The purpose of the Bonus Plan is to motivate executives to achieve the Company's financial performance objectives and to reward them when those objectives are met.

REQUIRED VOTE

  Approval of the adoption of the Executive Officers 1999 Bonus Plan requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
        APPROVAL OF ADOPTION OF THE EXECUTIVE OFFICERS 1999 BONUS PLAN.

DESCRIPTION OF THE EXECUTIVE OFFICERS 1999 BONUS PLAN

  HISTORY. The Compensation Committee approved the adoption of the Executive Officers 1999 Bonus Plan (the "Bonus Plan") at a meeting held on July 13, 1998 and a written consent dated August 24, 1998.

  PURPOSE. The purpose of the Bonus Plan is to motivate executives to achieve the Company's financial performance objectives and to reward them when those objectives are met.

  ADMINISTRATION. The Bonus Plan will be administered by the Compensation Committee consisting of no fewer than two members of the Board, all of which members qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code ("Code Section 162(m)").

  ELIGIBILITY. Participants in the Bonus Plan are chosen solely at the discretion of the Compensation Committee. All officers of the Company are eligible to participate in the Bonus Plan. No person is automatically entitled to participate in the Bonus Plan in any plan year.

  DETERMINATION OF AWARDS. Under the Bonus Plan, participants will be eligible to receive awards based upon the attainment and certification of performance criteria established by the Compensation Committee. If the Company reports a profit for its fiscal year 1999, Mr. Ellison will receive a bonus of $300,000 and Mr. Lane will receive a bonus of $100,000. As an additional part of the Bonus Plan, Messrs. Ellison, Lane, Henley, Roux and Bloom will receive awards based upon the Company's earnings per share and revenue growth. Such awards will be based upon the Company's level of achievement of the foregoing performance criteria and will consist of a percentage of base salary (including, in Mr. Ellison's and Mr. Lane's cases, the profitability bonus, if any, described above) tied to a matrix of the Company's performance criteria. The Compensation Committee adopts the performance criteria within 90 days after the start of each fiscal year or in advance of such other date as may be permitted under Code Section 162(m). The Compensation Committee also adopts at the same time a mathematical formula for the fiscal year which is applied to either reduce or increase an award if the Company's revenue growth changes in relation to the revenue growth of one or more of the Company's competitors designated by the Compensation Committee. With respect to fiscal year 1999, such determinations were made by the Committee at a meeting held on July 13, 1998 and a written consent dated August 24, 1998. The details of the formula have not been included in this Proxy Statement to maintain the confidentiality of the Company's earnings and revenues expectations.

  PAYMENT OF AWARDS. All awards will be paid in cash as soon as is practicable following determination of the award, unless the Committee has, prior to the grant of an award, received and approved, in its sole discretion, a request by a participant to defer receipt of an award in accordance with the Bonus Plan.

  ESTIMATE OF BENEFITS. The amounts that will be paid pursuant to the Bonus Plan are not currently determinable. The maximum bonus payment that any executive officer could receive under the Bonus Plan would be four times the sum of his base salary and, in Mr. Ellison's and Mr. Lane's cases, the profitability bonus, if any. In the past, bonus payments have ranged from about one-eighth to three times base compensation. The most highly paid executive officer's base compensation for this purpose is $1,300,000.

  AMENDMENT AND TERMINATION. The Committee may terminate the Bonus Plan, in whole or in part, suspend the Bonus Plan, in whole or in part from time to time, and amend the Bonus Plan, from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply omitted data or reconcile any inconsistency in the Bonus Plan or in any award granted thereunder so long as stockholder approval has been obtained if required in order for awards under the Bonus Plan to qualify as "performance-based compensation" under Code Section 162(m). No amendment, termination or modification of the Bonus Plan may in any manner affect awards theretofore granted without the consent of the participant unless the Committee has made a determination that an amendment or modification is in the best interests of all persons to whom awards have been previously granted, but in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to such award.

  TERMINATION OF EMPLOYMENT. Should the participant's employment with the Company terminate for any reason during the plan year, the participant will not be eligible to receive an award under the Bonus Plan.

  FEDERAL INCOME TAX CONSEQUENCES. Under present federal income tax law, participants will realize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the Bonus Plan satisfies the requirements of Code Section 162(m), which limits the deductibility of nonperformance-related compensation paid to certain corporate executives (and otherwise satisfies the requirements for deductibility under federal income tax law).

                                PROPOSAL NO. 3

             AMENDMENT TO THE 1991 LONG-TERM EQUITY INCENTIVE PLAN

  At the Annual Meeting, the stockholders are being asked to approve the adoption of an amendment to the Company's 1991 Long-Term Equity Incentive Plan (the "1991 Plan"), as adopted by the Board on July 13, 1998, which increases the number of shares reserved for issuance thereunder by a total of 50,000,000 shares of Common Stock.

  The 1991 Plan is intended to provide additional compensation and incentives to eligible individuals whose present and potential contributions are important to the continued success of the Company, to afford such persons an opportunity to acquire a proprietary interest in the Company and to enable the Company to continue to attract and retain the best available talent for the successful conduct of its business.

REQUIRED VOTE

  Approval of the adoption of the amendment to the 1991 Plan requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1991 LONG-TERM EQUITY INCENTIVE PLAN.

PLAN ACTIVITY

  As of August 21, 1998, options to purchase an aggregate of 8,192,796 shares of Common Stock issued under the 1991 Plan had been exercised, and options to purchase 83,151,108 shares were outstanding. Without taking into account the proposed amendment to the 1991 Plan, 23,136,990 shares remained available for future grants as of August 21, 1998.

  The table under the caption "Option/SAR Grants in Last Fiscal Year" provides information with respect to the grant of options under the 1991 Plan to the Chief Executive Officer and the next four most highly compensated executive officers during fiscal year 1998. The following table sets forth additional information with respect to options granted under the 1991 Plan during fiscal year 1998 to certain groups:

                                                    WEIGHTED AVERAGE  OPTIONS
                 IDENTITY OF GROUP                   EXERCISE PRICE   GRANTED
                 -----------------                  ---------------- ----------
All executive officers as a group (9 persons)......     $27.9119      1,447,500
Non-executive officer employees as a group
 (approximately 3,686 persons).....................     $23.6379(1)  16,230,012

--------
(1) Reflects the repricing of certain stock options granted to employees that were not executive officers or directors of the Company.

DESCRIPTION OF THE 1991 PLAN AND OPTION TERMS

  The following is a summary of the principal provisions of the 1991 Plan, but it is not intended to be a complete description of all of the terms and provisions of the 1991 Plan. A copy of the 1991 Plan will be furnished to any stockholder upon written request to the Secretary of the Company at the principal executive offices of the Company in Redwood City, California.

  HISTORY. The 1991 Plan was adopted by the Company's Board of Directors on July 31, 1991 and was approved by the Company's stockholders on October 14, 1991 with a total of 33,750,000 shares of the Company's Common Stock reserved for issuance thereunder. The 1991 Plan was amended by the Board of Directors to increase the number of shares reserved for issuance thereunder by 27,000,000 on July 19, 1993, and such amendment was approved by the stockholders on October 11, 1993. The 1991 Plan was amended by the Compensation Committee to limit the number of options that can be granted to any individual during any year to 6,750,000 on May 31, 1994, and such amendment was approved by the stockholders on October 10, 1994. The 1991 Plan was amended by the Board of Directors to increase the number of shares reserved for issuance thereunder by 27,000,000 on July 17, 1995, and such amendment was approved by the stockholders on October 9, 1995. The 1991 Plan was amended by the Board of Directors to increase the number of shares reserved for issuance thereunder by 51,000,000 on July 15, 1996, and such amendment was approved by the stockholders on October 14, 1996.

  In connection with the acquisition of Datalogix International, Inc. ("Datalogix"), on December 9, 1996, the Company amended the 1991 Plan to provide for the assumption of options granted under the Datalogix Amended and Restated 1992 Incentive Stock Plan and 1986 Key Employees' Stock Option Plan. In connection with the acquisition of Treasury Services Corporation ("TSC"), on July 14, 1997, the Company amended the 1991 Plan to provide for the assumption of options granted by TSC in connection with the acquisition of each of Datalogix and TSC. With respect to these assumed options, if there are conflicts between the terms of the Datalogix or TSC plans and the 1991 Plan, then the terms of the Datalogix or TSC plan, as appropriate, shall govern. If any provision of the 1991 Plan may be deemed to provide an additional benefit to the holder of these assumed options, then such provision shall not apply with respect to those assumed options.

  PURPOSE. The purpose of the 1991 Plan is to provide additional compensation and incentive to eligible employees, officers, directors, advisors and consultants whose present and potential contributions are important to the continued success of the Company, to afford such persons an opportunity to acquire a proprietary interest in the Company and to enable the Company to continue to enlist and retain the best available talent for the successful conduct of its business.

  ADMINISTRATION. The 1991 Plan is currently administered by the Compensation Committee. Subject to the terms of the 1991 Plan, the Compensation Committee determines the persons who are to receive awards, the number of shares subject to each award, the terms and conditions of such awards and the dates of grants. The Compensation Committee also has the authority to construe and interpret any of the provisions of the 1991 Plan or any options granted thereunder. Such interpretations are binding on the Company and on the participants.

  ELIGIBILITY. All officers, directors (who are also employees or consultants of the Company), employees, advisors and consultants of the Company (or any subsidiary or affiliate of the Company) are eligible to receive awards under the 1991 Plan. The Company currently has approximately 52 subsidiary corporations eligible to participate in the 1991 Plan. As of August 21, 1998, approximately 36,000 full-time employees were eligible to receive options under the 1991 Plan, except those who are not eligible due to local laws.

  OPTION AWARDS. Both incentive stock options ("ISOs"), as defined in Section 422(b) of the Code, and nonqualified stock options ("NQSOs"), may be granted under the 1991 Plan. The Compensation Committee determines whether an option granted under the 1991 Plan will be an ISO or a NQSO. The 1991 Plan limits the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year to not more than $100,000. There is no similar limit on NQSOs granted under the Plans.

  OTHER AWARDS. In addition to stock options, certain other awards may be granted under the 1991 Plan, although no such rights or awards have been granted to date under the 1991 Plan. The Compensation Committee may grant Stock Appreciation Rights ("SAR"), together with related options, entitling the holder upon exercise to receive an amount in any combination of cash or Common Stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of the shares covered by such SAR on the date of exercise over the aggregate exercise price of the related option for such shares. The Compensation Committee may also grant rights to purchase stock under such terms and conditions as it may determine. In addition, the Compensation Committee may grant stock bonus awards payable in cash or Common Stock based upon reasonable performance criteria the Compensation Committee deems appropriate.

  PERFORMANCE-BASED COMPENSATION LIMITS. No employee shall be granted in any fiscal year of the Company options and SARs to acquire in the aggregate more than 6,750,000 shares of Common Stock. The foregoing limitation, which shall adjust proportionately in connection with any change in the Company's capitalization, is intended to satisfy the requirements applicable to options and SARs intended to qualify as performance-based compensation within the meaning of Internal Revenue Code Section 162(m). In the event that the Compensation Committee determines that such limitation is not required to qualify options and SARs as performance-based compensation, the Compensation Committee may modify or eliminate such limitation.

  TERMS OF THE OPTIONS. Each option granted pursuant to the Plan is evidenced by a stock option grant (the "Grant") issued by the Company. An exercise notice and agreement (the "Exercise Notice") is to be completed by the optionee at the time an option is exercised. The Company does not receive any consideration from an optionee at the time an option is granted. The form of the Grant and the Exercise Notice may be amended by the Compensation Committee from time to time, subject to the terms of the 1991 Plan.

  Options may be granted under the 1991 Plan until July 30, 2001.

  Subject to the provisions of the 1991 Plan, the Compensation Committee may determine the vesting schedule of each option and other terms and conditions of exercisability. Options granted under the 1991 Plan typically vest in four equal annual installments starting from the date of grant, although vesting of an option may be accelerated by the Compensation Committee. The Compensation Committee also has the discretion to modify, extend or renew outstanding awards and to issue new awards in exchange for surrender of outstanding awards. The Compensation Committee also may cause the Company to purchase for cash or shares of Common Stock any option issued under the 1991 Plan.

  Generally, ISOs and NQSOs granted under the Plans must be exercised within ten years of the option grant date. Any ISO granted to a person owning 10% or more of the total combined voting power of all classes of stock of the Company or of any subsidiary of the Company (a "Ten Percent Stockholder") must be exercised within five years of the option grant date.

  The Compensation Committee determines the exercise price of each option granted, which is set forth in the Grant. Under the 1991 Plan, the exercise price of a NQSO granted to an employee may be less than the fair market value per share of the Company's Common Stock on the date the option is granted. In the case of an ISO, or in the case of an NQSO granted to a person other than an employee, the price shall be no less than 100% of the fair market value of a share of Common Stock at the time such option is granted, subject to certain conditions set forth in the 1991 Plan; provided that, in the case of an ISO granted to a ten percent stockholder, the price shall be no less than 110% of the fair market value of the Common Stock on the date the option is granted. The exercise price of options granted under the 1991 Plan, including all applicable withholding taxes, must be paid: (1) in cash; (2) by surrender of shares of the Company's Common Stock owned by the optionee for at least six months (or, in the case of payment of withholding taxes, by having the Company withhold from the shares to be issued upon exercise) having a fair market value on the date of surrender equal to the exercise price of the option (or the amount of the withholding obligation); (3) where permitted by applicable law and approved by the Compensation Committee, in its sole discretion, by tender of a promissory note; (4) by cancellation of indebtedness of the Company to the optionee; (5) by waiver of compensation due to or accrued by the optionee for services rendered; (6) by a same-day sale commitment from the optionee and a qualified broker; (7) by a margin commitment from the optionee and a qualified broker; or (8) by any combination of the foregoing, where approved by the Compensation Committee in its sole discretion.

  DEFERRALS. The Compensation Committee may also permit participants to elect to defer receipt of benefits under the 1991 Plan or make automatic deferrals. The Committee may also provide and determine the amount of any deemed earnings for amounts deferred under the 1991 Plan.

  NONTRANSFERABILITY AND TERMINATION OF OPTIONS. Options granted under the Plan may not be transferred by the optionee other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an option may be exercised only by the optionee or his or her legal representative.

  If an optionee's employment or other association with the Company or a subsidiary is terminated for any reason other than death or disability, any outstanding option, to the extent (and only to the extent) that it was exercisable on the date of such termination, must be exercised by the optionee the earlier of three months following such termination or the expiration of the option. If termination is on account of death or disability, any outstanding option, to the extent exercisable on the termination date, must be exercised by the earlier of 12 months following such date or the expiration of the option.

  CAPITAL CHANGES. If the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available for option grants under the 1991 Plan, the number of shares and the exercise price per share for each outstanding option and the annual limitation noted above will be proportionately adjusted, subject to any required action by the Board or stockholders of the Company.

  In general, in the event of a merger or consolidation in which the Company is not the surviving corporation, or the sale of all or substantially all of the assets of the Company, the vesting of all awards granted pursuant to the 1991 Plan will accelerate and the awards will become exercisable in full prior to the consummation of such event, at such times and on such conditions as the Compensation Committee determines, unless the successor corporation assumes the outstanding awards or substitutes substantially equivalent awards. In addition, if an employee's employment or other association with the Company's successor is terminated without cause within 12 months after consummation of a merger, consolidation or sale of assets, awards under the 1991 Plan will accelerate and become immediately and fully exercisable upon such termination.

  Notwithstanding the above, if 50% or more of the outstanding voting securities of the Company becomes beneficially owned (as defined in Rule 13d-3 promulgated by the SEC) by a person (as defined in Section 2(2) of the Securities Act of 1933 and in Section 13(d)(3) of the Securities Exchange Act of 1934) in a transaction or series of transactions expressly disapproved by the Board, then all outstanding awards shall become immediately exercisable with no further act or action required by the Board or the Committee.

  AMENDMENT AND TERMINATION. The Committee may amend or terminate the 1991 Plan at any time and in any respect, except that the Committee cannot, without the approval of the stockholders of the Company, amend the 1991 Plan in any manner that requires stockholder approval pursuant to the Code or the regulations thereunder or pursuant to Rule 16b-3 of the Exchange Act. No amendment of the 1991 Plan may adversely affect any outstanding option or unexercised portion thereof without the optionee's written consent. Subject to the specific terms of the 1991 Plan, the Committee may accelerate any award or option, reduce any applicable exercise price or waive any conditions or restrictions pursuant to such award or option at any time.

  If an option granted pursuant to the 1991 Plan expires or terminates for any reason without being exercised in whole or in part, the shares released from such option or award will again become available for grant and purchase under the 1991 Plan.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

  GENERAL. The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences associated with participation in the 1991 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This information may not be applicable to employees of foreign subsidiaries or to participants who are not residents of the United States. All participants have been and are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 1991 Plan. Any tax effects that accrue to foreign employees as a result of participation in the 1991 Plan will be subject to the tax laws of the countries in which such employees reside.

  TAX TREATMENT OF THE OPTIONEE.

  Incentive Stock Options. The optionee will recognize no income upon grant of an ISO and incur no tax on its exercise unless the optionee is subject to the alternative minimum tax described below. If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

  If the optionee disposes of ISO Shares prior to the expiration of either of the above required holding periods (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise and the option exercise price, will be treated as ordinary income and reported on the employee's W-2 form. Income tax withholding on this income is optional. Any additional gain will be long-term or short-term capital gain, depending upon whether or not the ISO Shares were held for more than one year following the date of exercise by the optionee. A disposition of ISO Shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions). Long-term capital gain is taxed at a maximum federal income tax rate of 20% rather than the 39.6% maximum rate applicable to other income.

  Alternative Minimum Tax. Generally, the difference between the fair market value of stock purchased by exercise of an ISO (generally measured as of the date of exercise) and the amount paid for that stock upon exercise of the ISO is an adjustment to income for purposes of the alternative minimum tax. An alternative minimum tax adjustment applies unless a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO. The alternative minimum tax (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income for alternative minimum taxable income up to $175,000 and 28% thereafter. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances).

  Nonqualified Stock Options. An optionee will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (in most cases) and the optionee's purchase price. The included amount will be treated as ordinary income and reported on an employee's W-2 form, or in the case of a non-employee, on a 1099 form and will be subject to income tax and FICA withholding by the Company (either by payment in cash or withholding out of the optionee's salary) if the optionee is an employee. Upon the sale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as short term or long term capital gain or loss depending upon whether or not the optionee held the shares for more than one year following exercise of the NQSO.

  Tax Treatment of Insiders. Optionees who are officers or directors of the company subject to Section 16(b) of the Securities Exchange Act may be subject to special federal income tax treatment upon exercise of their options. In general, such optionees will be subject to tax with respect to income recognized upon exercise of their options upon the later to occur of (1) the date such income normally would be recognized under the principles described above, or (2) the expiration of the six-month forfeiture period under Section 16(b), unless such an optionee makes the election under Section 83(b) of the Internal Revenue Code to be taxed as of the date specified in (1). The amount of income will be measured by reference to the value of the shares acquired upon exercise as of the applicable date. Optionees subject to this special treatment should consult their own tax advisors for further information.

  TAX TREATMENT OF THE COMPANY. The Company will be entitled to a deduction in connection with the exercise of an NQSO by a domestic optionee to the extent that the optionee recognizes ordinary income provided that the deduction is not disallowed under the provisions of Section 162(m) of the Code. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares and will not be entitled to any deduction upon exercise of an ISO.

  ERISA. The Company believes that the 1991 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

                                PROPOSAL NO. 4

             AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN (1992)

  At the Annual Meeting, the stockholders are being asked to approve the adoption of an amendment to the Company's Employee Stock Purchase Plan (1992) (the "1992 Purchase Plan"), as approved by the Board on July 13, 1998, which increases the number of shares reserved for issuance thereunder by a total of 30,000,000 shares of Common Stock. The following is a summary of the principal provisions of the 1992 Purchase Plan, but it is not intended to be a complete description of all of the terms and provisions of the 1992 Purchase Plan. A copy of the 1992 Purchase Plan will be furnished to any stockholder upon written request to the Secretary of the Company at the principal executive offices of the Company in Redwood City, California.

  The purpose of the 1992 Purchase Plan is to provide employees of the Company, and of subsidiaries that have not been excluded by the Board of Directors as ineligible to participate in the 1992 Purchase Plan, with an opportunity to purchase Common Stock of the Company at a discount from the market price, through payroll deductions, and to thereby provide an incentive for continued employment.

REQUIRED VOTE

  The approval of the adoption of the amendment to the 1992 Purchase Plan requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
         OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN (1992).

PLAN ACTIVITY

  As of August 21, 1998, and without taking into account the proposed amendment to the 1992 Purchase Plan, the Company had issued and sold an aggregate of 27,968,888 shares of Common Stock pursuant to the 1992 Purchase Plan, and 10,151,065 shares remained eligible for purchase under the 1992 Purchase Plan.

  Participation in the 1992 Purchase Plan is voluntary and is dependent upon each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the 1992 Purchase Plan are not determinable. The following table sets forth certain information regarding shares purchased during fiscal year 1998 under the 1992 Purchase Plan by each of the named executive officers, all current executive officers as a group and all non-executive officer employees as a group:

                                                                   NUMBER OF
     INDIVIDUAL AND POSITION OR GROUP       DOLLAR VALUE ($)(1) SHARES PURCHASED
     --------------------------------       ------------------- ----------------
Raymond J. Lane............................    $     21,480              686
 President and Chief Operating Officer
Robert W. Shaw.............................    $     21,480              686
 Executive Vice President, Worldwide
 Consulting Services and Vertical Markets
Barry M. Ariko.............................    $     21,480              686
 Executive Vice President, Canada and Latin
 America
Jeffrey O. Henley..........................    $     21,480              686
 Executive Vice President and Chief
 Financial Officer
All executive officers as a group (9
 persons)..................................    $    165,074            6,527
Non-executive officer employees as a group
 (approximately 12,360 persons)............    $127,096,526        5,431,340

--------
(1) Market value on date of purchase. The purchase price paid by each participant in the 1992 Purchase Plan is at least 15% below the market value. See "Description of the 1992 Purchase Plan."

DESCRIPTION OF THE 1992 PURCHASE PLAN

  HISTORY. The 1992 Purchase Plan was adopted by the Company's Board of Directors on August 24, 1992 and was approved by the Company's stockholders on October 12, 1992, with a total of 13,500,000 shares of the Company's Common Stock reserved for issuance thereunder (approximately 619,953 additional shares were carried over from a predecessor to the 1992 Purchase Plan). The 1992 Purchase Plan was amended by the Company's Board of Directors on July 19, 1993, and such amendment was approved by the Company's stockholders on October 11, 1993, to increase by 13,500,000 the total number of shares reserved for issuance thereunder. The 1992 Purchase Plan was amended by the Board of Directors on July 15, 1996, and such amendment was approved by the Company's stockholders on October 14, 1996, to increase by 10,500,000 the total number of shares reserved for issuance thereunder.

  PURPOSE. The purpose of the 1992 Purchase Plan is to provide employees of the Company, and of subsidiaries that have not been excluded by the Board of Directors as ineligible to participate in the 1992 Purchase Plan, with an opportunity to purchase Common Stock of the Company at a discount from the market price, through payroll deductions, and to thereby provide an incentive for continued employment.

  ADMINISTRATION. The 1992 Purchase Plan may be administered by the Board of Directors, or by a committee of the Board appointed by the Board. Currently, the Compensation Committee administers the 1992 Purchase Plan for all employees. Members of the Compensation Committee are not eligible to participate in the 1992 Purchase Plan. The administration, interpretation, application or adjudication by the Compensation Committee of the 1992 Purchase Plan is, to the full extent permitted by law, final, conclusive and binding on all participants. Members of the Compensation Committee do not receive any additional compensation for administering the 1992 Purchase Plan other than compensation for their services as Board members.

  In the event that insufficient shares are available under the 1992 Purchase Plan for a full allocation of shares to all participants during a given Offering Period (as defined below), the Board, in its discretion, shall (i) make a pro rata allocation of the shares remaining available for issuance and return to each participant any cash remaining in his or her account, or (ii) increase the number of shares that may be issued under the 1992 Purchase Plan, subject to stockholder approval.

  ELIGIBILITY. All employees of the Company, or of any subsidiary of the Company that has not been excluded by the Board as ineligible to participate in the 1992 Purchase Plan, are eligible to participate in the 1992 Purchase Plan, except the following: (i) employees who are customarily employed for less than 20 hours per week; (ii) employees who are customarily employed for less than five months in a calendar year; and (iii) employees who own or hold options to purchase or who, as a result of participation in the 1992 Purchase Plan, would own stock or hold options to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, determined pursuant to Section 424(d) of the Code.

  Approximately 52 subsidiaries of the Company are currently eligible to participate in the 1992 Purchase Plan. As of August 21, 1998, approximately 36,000 employees were eligible to participate in the 1992 Purchase Plan. Non-employee directors, members of the Committee and Mr. Ellison are not eligible to participate in the 1992 Purchase Plan.

  OFFERING PERIODS AND ENROLLMENT. Each offering of Common Stock under the 1992 Purchase Plan is for a period of six months. Offering Periods commence on the first day of October and April of each year. The first day of each Offering Period is the "Offering Date" for such Offering Period. The Committees may change the duration of Offering Periods without stockholder approval, subject to certain limitations set forth in the 1992 Purchase Plan.

  Eligible employees may elect to participate in any Offering Period by submitting appropriate enrollment forms to the Company on or before the 15th day of the last month before the Offering Period. Once enrolled, a participant automatically will participate in each succeeding Offering Period unless he or she withdraws from the Offering Period or the 1992 Purchase Plan. Upon enrollment, a participant authorizes payroll deductions of up to 10% of the participant's base salary or wages, bonuses, overtime, shift premiums, draws against commissions and commissions received during an Offering Period. After a participant sets the rate of payroll deductions for an Offering Period, he or she may increase or decrease the rate for any subsequent Offering Period, but may only decrease the rate for the current Offering Period. Only one change may be made during an Offering Period, unless otherwise approved by the Committee. No interest accrues on payroll deductions. All payroll deductions received or held by the Company under the 1992 Purchase Plan may be used by the Company for any corporate purpose and the Company is not obligated to segregate such payroll deductions.

  PURCHASE OF STOCK. The number of whole shares a participant may purchase in any Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant during the Offering Period by the price per share determined as described below. The purchase takes place automatically on the Exercise Date. Any cash balance remaining in a participant's account following the purchase will be carried forward without interest to the next Offering Period, subject to certain limited exceptions.

  No participant may purchase more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date. In addition, a participant is not permitted to make additional payroll deductions under the 1992 Purchase Plan once such participant has made contributions for the purpose of purchasing shares under the 1992 Purchase Plan or any other employee stock purchase plan in the amount of $21,250 in a calendar year.

  PURCHASE PRICE. The purchase price of shares purchased in any Offering Period will be 85% of the lesser of (a) the fair market value of the shares on the Offering Date or (b) the fair market value of the shares on the Exercise Date.

  WITHDRAWAL. A participant may withdraw from the 1992 Purchase Plan or any Offering Period by giving written notice to the Company. If notice is received by the 15th day of the last month of an Offering Period, payroll deductions for that Offering Period will cease and all deductions credited to the participant's account will be returned promptly, without interest. If notice is received after such date, the funds in the participant's account will be used to purchase stock on the Exercise Date. No payroll deductions will be made for any succeeding Offering Period unless the employee enrolls in a new Offering Period.

  TERMINATION OF EMPLOYMENT. If a participant's employment terminates for any reason (including death, disability, or retirement) or if a participant becomes ineligible to participate in the 1992 Purchase Plan, in either case prior to or on the 15th day of the last month of an Offering Period, his or her payroll deductions will be discontinued and any amounts that were deducted from the participant's pay during the current Offering Period will be refunded to the participant (or to the participant's beneficiary or personal representative, in case of death) without interest. If a participant's employment terminates or a participant becomes ineligible to participate after the 15th day of the last month of an Offering Period, the funds in the participant's account will be used to purchase stock on the Exercise Date.

  CAPITAL CHANGES. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock purchasable at the end of any current Offering Period, the number of shares of Common Stock authorized for issuance under the 1992 Purchase Plan and the price per share of Common Stock purchasable at the end of any current Offering Period will be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split, reverse stock split, combination or reclassification of the Common Stock, or a dividend payable in the capital stock of the Company (but only on the Common Stock) or any other increase or decrease effected without receipt of consideration by the Company.

  In the event of a dissolution or liquidation of the Company, the Offering Period will terminate unless otherwise provided by the Committee, and the Company shall return to participants, to the extent permitted by law, any amounts, without interest, remaining in all payroll deduction accounts.

  In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the 1992 Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten an Offering Period then in progress by setting a new Exercise Date.

  RESALE OF SHARES. Generally, the 1992 Purchase Plan does not impose any restrictions on the resale of shares of Common Stock purchased thereunder. Furthermore, the Company has or will have a Form S-8 Registration Statement on file with the SEC, which satisfies most federal securities laws requirements with respect to the resale of such shares. However, the shares may be subject to resale restrictions imposed by state securities laws. In addition, participants who are affiliates of the Company may not resell under the Form S-8 Registration Statement any shares purchased under the 1992 Purchase Plan. Such resales must either be described in a separate prospectus (or, in certain instances, registered in a separate registration statement) or be effected in accordance with Rule 144 or another available exemption under the 1933 Act.

  AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time and for any reason terminate or amend the 1992 Purchase Plan. Generally, no such termination may affect options previously granted, provided that an Offering Period may be terminated by the Committee on any Exercise Date if the Committee determines that the termination of the 1992 Purchase Plan is in the best interests of the Company and its stockholders. Generally, no amendment may make any change in any option previously granted that adversely affects the rights of any participant.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

  GENERAL. The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences associated with participation in the 1992 Purchase Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This information may not be applicable to employees of foreign subsidiaries or to participants who are not residents of the United States. All participants have been and are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 1992 Purchase Plan. Any tax effects that accrue to foreign employees as a result of participation in the 1992 Purchase Plan are governed solely by the tax laws of the countries in which such employees reside.

  The 1992 Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. The 1992 Purchase Plan is not qualified under Section 401(a) of the Code.

  TAX TREATMENT OF THE PARTICIPANT. Assuming the 1992 Purchase Plan qualifies under Section 423 of the Code, participants will not recognize income for federal income tax purposes either upon enrollment in the 1992 Purchase Plan or upon purchase of shares thereunder. All tax consequences of purchasing shares under the 1992 Purchase Plan are deferred until the participant sells or otherwise disposes of the shares or dies.

  If shares are disposed of after being held for more than one year after the applicable Exercise Date and more than two years from the applicable Offering Date, or if the participant dies while owning the shares, the participant realizes ordinary income to the extent of the lesser of: (i) 15% of the fair market value of the shares on the Offering Date or (ii) the amount by which the fair market value of the shares on the date of disposition or death exceeds the purchase price. Any additional gain upon the disposition of shares is treated as long-term capital gain. In general, a disposition includes a sale, exchange, gift or transfer of legal title, but does not include a transfer on death to an estate or a transfer by bequest or inheritance. If the shares are sold after the holding periods described above and the sale price is less than the purchase price, there is no ordinary income, and the participant recognizes a capital loss equal to the difference between the sale price and the purchase price.

  If the shares are disposed of, including by sale or gift (but not death, bequest or inheritance) within either the one-year or two-year holding periods described above (a "disqualifying disposition"), the participant realizes ordinary income at the time of such disqualifying disposition to the extent that the fair market value of the shares at the Exercise Date exceeded the purchase price. This excess will constitute ordinary income in the year of the disqualifying disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the sales proceeds and the fair market value of the shares at the Exercise Date is a capital gain or loss.

  Long-term capital gain (gain on property held for more than one year) is taxed for federal tax purposes at a maximum rate of 20%. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income. Capital losses in excess of $3,000 annually are deductible only against capital gains or may be carried forward.

  Ordinary income recognized by a participant upon a disqualifying disposition constitutes taxable compensation that will be reported on a W-2 form. The Company takes the position that this income is not subject to withholding.

  Optionees who are officers or directors of the company subject to Section 16(b) of the Securities Exchange Act may be subject to special federal income tax treatment upon exercise of their options. In general, such optionees will be subject to tax with respect to income recognized upon exercise of their options upon the later to occur of (1) the date such income normally would be recognized under the principles described above, or (2) the expiration of the six-month forfeiture period under Section 16(b), unless such an optionee makes the election under Section 83(b) of the Internal Revenue Code to be taxed as of the date specified in (1). The amount of income will be measured by reference to the value of the shares acquired upon exercise as of the applicable date. Optionees subject to this special treatment should consult their own tax advisors for further information.

  TAX TREATMENT OF THE COMPANY. The Company will be entitled to a deduction for federal income tax purposes to the extent that a participant recognizes ordinary income on a disqualifying disposition of the shares, but not if a participant meets the holding period requirements. The Company will treat any transfer of record ownership of shares, including a transfer to a broker or nominee or into "street name," as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, participants are required to notify the Company in writing of the date and terms of any disposition of shares purchased under the 1992 Purchase Plan.

  ERISA. The Company believes that the 1992 Purchase Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

                                PROPOSAL NO. 5

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Company has engaged Arthur Andersen LLP as its principal independent public accountants to perform the audit of the Company's financial statements for fiscal year 1999. Arthur Andersen LLP has audited the Company's financial statements for its last eleven fiscal years. The Board of Directors expects that representatives of Arthur Andersen LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE

  The ratification of the selection of Arthur Andersen LLP requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
             RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP

                             STOCKHOLDER PROPOSALS

  Stockholder proposals for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's 1999 Annual Meeting of Stockholders must be received by May 6, 1999. If the Company is not notified of a stockholder proposal by July 20, 1999, then the proxies held by management of the Company may provide the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement. Stockholder proposals should be addressed to Daniel Cooperman, Senior Vice President, General Counsel and Secretary, Oracle Corporation, Mailstop 5op7, Redwood City, California 94065.

                                OTHER BUSINESS

  The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                    VOTING VIA THE INTERNET OR BY TELEPHONE

  Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

SHARES REGISTERED DIRECTLY IN THE NAME OF THE STOCKHOLDER

  Stockholders with shares registered directly with Boston Equiserve, the Company's transfer agent, may vote telephonically by calling Boston Equiserve at (888) 807-7699 or you may vote via the Internet at the following address on the World Wide Web:

  www.equiserve.com/proxy/

SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK

  A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Boston Equiserve for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form or you may vote via the Internet at the following address on the World Wide Web:

  www.proxyvote.com

                               By Order of the Board of Directors,

                               /s/ Daniel Cooperman

                               DANIEL COOPERMAN
                               Senior Vice President, General Counsel
                                 & Secretary

  ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR TO VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                          [RECYCLE LOGO APPEARS HERE]
                                                                       4290-PS98

                             ORACLE CORPORATION
                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                              OCTOBER 19, 1998


        The undersigned hereby appoints LAWRENCE J. ELLISON, RAYMOND J. LANE and JEFFREY O. HENLEY, or any of them, each with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of ORACLE CORPORATION, to be held on Monday, October 19, 1998, at 1:30 p.m., in the Grand Ballroom of the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters set forth on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE EIGHT NOMINEES FOR ELECTION, TO APPROVE THE ADOPTION OF THE EXECUTIVE OFFICERS 1999 BONUS PLAN, TO APPROVE THE AMENDMENT TO THE 1991 LONG-TERM EQUITY INCENTIVE PLAN, TO APPROVE THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN (1992) AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

        (Continued from other side)

        1.      ELECTION OF DIRECTORS

                FOR all nominees listed below (except as marked to the contrary below): ____

                WITHHOLD AUTHORITY to vote for all nominees listed below: ____
                Nominees: Lawrence J. Ellison, Donald L. Lucas, Michael J. Boskin, Raymond J. Lane, Jeffrey O. Henley, Jack F. Kemp, Jeffrey Berg and Richard McGinn.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)
_______________________

        2. PROPOSAL TO APPROVE THE ADOPTION OF THE COMPANY'S EXECUTIVE OFFICERS 1999 BONUS PLAN

                  _FOR                  _AGAINST                _ABSTAIN


        3. PROPOSAL TO APPROVE THE ADOPTION OF AN AMENDMENT TO THE COMPANY'S 1991 LONG-TERM EQUITY INCENTIVE PLAN

                  _FOR                  _AGAINST                _ABSTAIN


        4. PROPOSAL TO APPROVE THE ADOPTION OF AN AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN (1992)

                  _FOR                  _AGAINST                _ABSTAIN


        5.      PROPOSAL TO  RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC
                ACCOUNTANTS

                  _FOR                  _AGAINST                _ABSTAIN


        6. In their discretion,the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as the name or names appear on stock certificate (as indicated hereon). If the shares are issued in the names of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their positions when signing.

                                        Dated: ___________________, 1998

                                        ________________________________

                                        ________________________________
                                                          Signatures

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.